CONSENT OF AMERICO DELGADO, P. ENG.

To:    United States Securities and Exchange Commission

Re:    Expert Consent for Annual Report on Form 40-F

Technical reports entitled:

1.“Amended NI 43-101 Technical Report for the La Colorada Property, Zacatecas, Mexico” dated effective December 18, 2023 relating to the La Colorada property;
2.“Technical Report for the Shahuindo Mine, Cajabamba, Peru” dated effective November 30, 2022 relating to the Shahuindo property; and
3.“NI 43-101 Technical Report for the Jacobina Gold Mine, Bahia State, Brazil” dated effective June 30, 2023 relating to the Jacobina property
4.“NI 43-101 Technical Report for the El Peñón Gold-Silver Mine, Antofagasta Region, Chile” dated effective June 30, 2024 relating to the El Peñón property.
(collectively, the “Technical Reports”) were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Americo Delgado, P. Eng., in whole or in part, and filed with applicable securities regulatory authorities.
The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information attributed to the undersigned (the “Technical Information”) by the Corporation in the annual information form of the Corporation, dated February 19, 2025 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated February 19, 2025 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.
The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and the above mentioned information in the AIF and 40-F.
The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports or the Technical Information; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports or the Technical Information.

Dated this 19th day of February, 2025.

/s/ Americo Delgado
Americo Delgado, P. Eng.